ILX INCORPORATED SUBSIDIARY LIST

Note: All are wholly-owned unless otherwise noted *

Corporate Entities:
AVC Development Incorporated, an Arizona corporation
Genesis Investment Group, Inc., an Arizona corporation
Capital Reserve Fund, Inc.
Harbor Southwest Development, Inc., an Arizona corporation High Income Fund, Inc., an Arizona corporation
Laveen Properties, Inc., an Arizona corporation
Lomacasi Resort Incorporated, an Arizona corporation
Pilot Service Corp., an Arizona corporation
Short Term Fund, Inc., an Arizona corporation
Syracuse Project Incorporated, an Arizona corporation
Golden Eagle Realty, Inc., a Colorado corporation
Golden Eagle Resort, Inc., an Arizona corporation
ILE Florida, Inc., an Arizona corporation
Southern Vacations, Inc., a Florida corporation
ILE Sedona , an Arizona corporation
Kohl's Ranch Water Company, an Arizona corporation
Red Rock Collection Incorporated, an Arizona corporation Sedona Worldwide Incorporated, an Arizona corporation
SHI Health Institute Incorporated, an Arizona corporation Varsity Clubs of America Incorporated, an Arizona corporation VCA Iowa Incorporated, an Arizona corporation
VCA Management Incorporated, an Arizona corporation
VCA South Bend Incorporated, an Arizona corporation
VCA Tucson Incorporated, an Arizona corporation

Partnerships/Joint Ventures:
*Los Abrigados Partners Limited Partnership, an Arizona limited partnership
         Note: ILE Sedona Incorporated is General Partner (71%); and ILX Incorporated is Class A Limited Partner(7.5%)
*Orangemen Club Limited Partnership, a New York limited partnership
         Note: Syracuse Project Incorporated is General Partner (80%) *The Sedona Real Estate Limited Partnership #1, an Arizona limited partnership
         Note: Lomacasi Resort Incorporated is General Partner (75%) VCASB Partners General Partnership, an Arizona general partnership
         Note: General partners are VCA South Bend Incorporated (50%) and ILX Incorporated (50%)

Non-Profit Entities:
Arizona Vacation Club, an Arizona non-profit corporation
Golden Eagle Resort Condominium Association, Inc., a Colorado non-
         profit corporation
Kohl's Ranch Owners Association, an Arizona non-profit corporation Sedona Vacation Club Incorporated, an Arizona non-profit corporation Varsity Clubs of America--Iowa Chapter, an Arizona non-profit corporation
Varsity Clubs of America--Norman, Oklahoma, an Arizona non-profit corporation
Varsity Clubs of America--South Bend Chapter, an Arizona non-profit corporation
Varsity Clubs of America--Tucson Chapter, an Arizona non-profit corporation